EXHIBIT 10.2

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INCENTRA SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                          FORM OF CONVERTIBLE TERM NOTE

                  FOR VALUE RECEIVED, INCENTRA SOLUTIONS, INC., a Nevada Corporation (the "COMPANY"), promises to pay to ______________________ (the "HOLDER") or its registered assigns or successors in interest, the sum of __________________ Dollars ($__________), together with any accrued and unpaid interest hereon, on ______, 2007 (the "MATURITY DATE") if not sooner paid.

                  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Note Purchase Agreement dated as of the date hereof by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the "PURCHASE AGREEMENT").

                  The following terms shall apply to this Note:

                                   ARTICLE I
                         CONTRACT RATE AND AMORTIZATION

       1.1 CONTRACT RATE. Subject to Sections 4.2 and 5.10, interest payable on the outstanding principal amount of this Convertible Term Note (the "Note" and the "PRINCIPAL AMOUNT" respectively) shall accrue at a rate of twelve percent (12%) per annum (the "INTEREST RATE").

       1.2 PAYMENT. Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

                                   ARTICLE II
                           CONVERSION AND REDEMPTION

       2.1 OPTIONAL REDEMPTION IN CASH. The Company may prepay this Note ("OPTIONAL REDEMPTION") by paying to the Holder a sum of money equal to the Principal Amount outstanding at such time together with accrued but unpaid interest thereon through the Redemption Payment Date as defined below, an amount as set forth on Exhibit A, attached hereto and made a part hereof, (the "PREPAYMENT Penalty"), and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement (the "REDEMPTION AMOUNT") outstanding on the Redemption Payment Date (as defined below). The Company shall deliver to the Holder a written notice of redemption (the "NOTICE OF REDEMPTION") specifying the date for such Optional Redemption (the "REDEMPTION PAYMENT DATE"), which date shall be five (5) business days after the date of the Notice of Redemption (the "REDEMPTION PERIOD"). At any time during the Redemption Period, the Holder may elect to convert the Redemption Amount, or any portion thereof, by delivering a Notice of Conversion to the Company in accordance with the provisions of Article III. A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (as hereinafter defined) or for conversions elected to be made by the Holder pursuant to Article III during the Redemption Period. The Redemption Amount shall be determined as if the Holder's conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

                              ARTICLE III HOLDER'S
                               CONVERSION RIGHTS

       3.1 OPTIONAL CONVERSION BY HOLDER. Subject to the terms set forth in this Article III, the Holder shall have the right, but not the obligation, to convert all or any portion of the issued and outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of Common Stock at $1.40 per share (the "CONVERSION PRICE"). The shares of Common Stock to be issued upon such conversion are herein referred to as, the "CONVERSION SHARES."


       3.2 MECHANICS OF HOLDER'S CONVERSION. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit B hereto (appropriate completed) ("NOTICE OF CONVERSION") to the Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within two (2) business days of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder within three (3) business days after receipt by the Company of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall

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be deemed to have been issued upon the date of receipt by the Company of the
Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

       3.3 OPTIONAL CONVERSION BY COMPANY. Subject to the terms set forth in this Article III, the Company shall have the right to convert all or any portion of the Redemption Amount into fully paid and nonassessable shares of Common Stock at the Conversion Price. The shares of Common Stock to be issued upon such conversion are herein also referred to as the Conversion Shares.

       3.4 MECHANICS OF COMPANY'S CONVERSION. 3.5 In the event that the Company elects to convert this Note into Common Stock, the Company shall give notice of such election to the Holder in the manner provided for in Section 5.4 below, and such notice shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest, prepayment penalty and fees that are being converted. On each Conversion Date and in accordance with the Company's notice to Holder of its intent to convert, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) business days after the Conversion Date. Each date on which a notice from the Company of its intent to convert is delivered or telecopied to the Holder in accordance with the provisions hereof shall also be deemed a Conversion Date. Pursuant to the terms of the Company's notice to Holder, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within two (2) business days of the date of the delivery by the Company of its notice to Holder and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder within three (3) business days after delivery by the Company of such notice (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt, or deemed receipt in accordance with the provisions of Section 5.4 below, by the Holder of notice of the Company's intent to convert. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

       3.5 CONVERSION MECHANICS. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Conversion Price.

       3.6 ADJUSTMENT PROVISIONS. The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Note shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

       (a) RECLASSIFICATION. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable

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

    as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification or other change at the sole election of the Holder.


       (b) STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Company in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

       3.7 RESERVATION OF SHARES. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note and the Warrant. The Company represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

       3.8 REGISTRATION RIGHTS. The Holder has been granted registration rights with respect to the Conversion Shares as set forth in the Registration Rights Agreement.

       3.9 ISSUANCE OF NEW NOTE. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article IV of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

                                   ARTICLE IV
                               EVENTS OF DEFAULT

       4.1 EVENTS OF DEFAULT.The occurrence of any of the following events set forth in this Section 4.1 shall constitute an event of default ("EVENT OF DEFAULT") hereunder:

       (a) FAILURE TO PAY. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, and such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

       (b) BREACH OF COVENANT. The Company breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

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

       (c) BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation, warranty or statement made or furnished by the Company in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

       (d) DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company, except for payment or other obligations related to that certain promissory note issued by the Company to Alfred Curmi on or about February 18, 2005, beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

       (e) BANKRUPTCY. The Company shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

       (f) JUDGMENTS. Attachments or levies in excess of $250,000 in the aggregate are made upon the Company assets or a final and non-appealable judgment is rendered against the Company's property involving a liability of more than $250,000 which shall not have been vacated, discharged, stayed or bonded within ninety (90) days from the entry thereof;

       (g) INSOLVENCY. The Company shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

       (h) INDICTMENT; PROCEEDINGS. The indictment or threatened indictment of the Company or any executive officer of the Company under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any executive officer of the Company pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company;

       (i) THE PURCHASE AGREEMENT AND RELATED AGREEMENTS. (i) An Event of Default shall occur under and as defined in the Purchase Agreement or any Related Agreement, (ii) the Company shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the

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

    occurrence thereof, (iii) the Company attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement or (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Company (to the extent such persons or entities are a party thereto);

       (j) STOP TRADE. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice; or

       (k) FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. The Company's failure to deliver Common Stock to the Holder pursuant to and in the form required by this Note and the Purchase Agreement and, if such failure to deliver Common Stock shall not be cured within two (2) business days or the Company is required to issue a replacement Note to the Holder and the Company shall fail to deliver such replacement Note within seven (7) business days.

       4.2 DEFAULT INTEREST. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on this Note in an amount equal to one and one half percent (1.5%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

       4.3 ACCELERATION. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may declare immediately due and payable all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

       5.1  CONVERSION PRIVILEGES. The conversion privileges set forth in
Article III shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full and irrevocably terminated.

       5.2 CUMULATIVE REMEDIES. The remedies under this Note shall be cumulative.

       5.3 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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

       5.4 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Company pursuant to the Purchase Agreement.

       5.5 AMENDMENT PROVISION. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

       5.6 ASSIGNABILITY. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

       5.7 COST OF COLLECTION. In case of any Event of Default under this Note, the Company shall pay the Holder reasonable costs of collection, including reasonable attorneys' fees.

       5.8 GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without regard to its principles of conflicts of laws.

       5.9 SEVERABILITY. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

      5.10 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

      5.11  UNSECURED NOTE.  This Note is unsecured.


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      5.12  CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

      IN WITNESS WHEREOF, the Company has caused this Secured Convertible Term Note to be signed in its name effective as of this 19th day of May, 2006.


                                         INCENTRA SOLUTIONS, INC.


                                         By:/s/THOMAS P. SWEENEY III
                                            ------------------------------
                                            Name: Thomas P. Sweeney III
                                            Title: Chief Executive Officer

WITNESS:

----------------------------------


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                                    EXHIBIT A
                               PREPAYMENT PENALTY

MONTH FROM ISSUANCE DURING WHICH PREPAID    PERCENT OF ORIGINAL FACE VALUE PAID
                                            AS PREPAYMENT PENALTY

Month 1                                                 11%

Month 2                                                 10%

Month 3                                                  9%

Month 4                                                  8%

Month 5                                                  7%

Month 6                                                  6%

Month 7                                                  5%

Month 8                                                  4%

Month 9                                                  3%

Month 10                                                 2%

Month 11                                                 1%

Month 12                                                 0%


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                                    EXHIBIT B

                              NOTICE OF CONVERSION

                (To be executed by the Holder in order to convert
                  all or part of the Convertible Term Note into
                                  Common Stock)

[Name and Address of Company]

         The undersigned hereby converts $_________ of the principal due on [specify applicable Repayment Date] under the Secured Convertible Term Note dated as of May __, 2006_ (the "NOTE") issued by Incentra Solutions, Inc. (the "COMPANY") by delivery of shares of Common Stock of the Company ("SHARES") on and subject to the conditions set forth in the Note.

1.       Date of Conversion         _______________________

2.       Shares To Be Delivered:    _______________________


                                         [HOLDER]

                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________